Exhibit (l)(2)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
September 12, 2019

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, NY 10016

Re:    Prospect Capital Corporation
Registration Statement on Form N-2

Ladies and Gentlemen:
We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company on a continuous basis, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to $500,000,000 aggregate principal amount of unsecured general debt obligations of the Company (the “Debt Securities”), which may be issued in one or more series under the Indenture, dated as of February 16, 2012 (the "Indenture"), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the "Original Trustee"), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee (the “Trustee”), each as incorporated by reference as an exhibit to the Registration Statement.
This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.
In rendering the opinion stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)a form of the Selling Agent Agreement (the “Selling Agent Agreement”) to be entered into by and among Incapital LLC (“Incapital”), Citigroup Global Markets Inc. (“Citigroup”) and RBC Capital Markets, LLC (together with Incapital and Citigroup, the “Agents”), as agents, the Company, Prospect Capital Management L.P., a Delaware limited partnership, and Prospect Administration LLC, a Delaware limited liability company, relating to the sale by the Company of the Debt Securities on a continuous basis to the Agents;
(c)an executed copy of the Indenture;
(d)an executed copy of a certificate of Kristin L. Van Dask, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(e)the forms of supplemental indentures to the Indenture (the “Supplemental Indentures”) attached to the Secretary’s Certificate; and
(f)the forms of certificates to evidence the Debt Securities (the “Note Certificates”) attached to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined-on Law”).
As used herein, “Transaction Agreements” means the Indenture, the Supplemental Indentures, the Note Certificates and the Selling Agent Agreement.
The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Debt Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the terms of the applicable Transaction Agreements and the issuance and sale of such Debt Securities have been duly established in conformity with the Company’s organizational documents and so as not to violate any applicable law or such organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (c) the Notes Certificates have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements upon payment of the agreed-upon consideration therefor, the Note Certificates evidencing the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
The opinion stated herein is subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;
(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;
(g)we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and
(h)we have assumed that the choice of New York law to govern the Indenture and the Supplemental Indentures is a valid and legal provision.
In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:
(a)the Company (i) is duly incorporated and is validly existing and in good standing under the laws of the State of Maryland, (ii) has requisite legal status and legal capacity under the laws of the State of Maryland and (iii) has complied and will comply with all aspects of the laws of the State of Maryland in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;
(b)the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;
(c)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities: (i) conflicts or will conflict with the articles of amendment and restatement of the Company or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH